UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 10, 2009

StoneMor Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-50910	80-0103159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Veterans Highway, Suite B, Levittown, PA	19056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 826-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	Regulation FD Disclosure.

In connection with certain securities offerings that StoneMor Partners L.P. (the “Partnership”) announced on November 10, 2009, the Partnership is providing the following information. The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

Adjusted EBITDA

The following table sets forth Adjusted EBITDA for the Partnership for the periods indicated:

	Year Ended December 31,			Nine Months Ended September 30,		Twelve Months Ended September 30,
	2006	2007	2008	2008	2009	2009
	(dollars in thousands)
Adjusted EBITDA	$29,948	$40,864	$47,351	$36,849	$39,801	$50,303

Management and external users of the Partnership’s financial information, such as its investors, use Adjusted EBITDA as an important financial measure to assess its performance and liquidity, including the ability of its assets to generate cash sufficient to pay interest on its indebtedness, meet capital expenditure and working capital requirements and otherwise meet its obligations as they become due.

Adjusted EBITDA represents net income before interest, taxes, depreciation and amortization and before the following items:

•

Amortization of cemetery property, an expense item resulting from sales of burial lots, lawn crypts and mausoleum crypts, which is based on the historical allocation of original cemetery acquisition and construction costs to individual burial lots and crypts. Management considers this expense to represent the depletion of the Partnership’s interment spaces that are available for sale;

•

Non-cash unit-based compensation, an expense representing the fair value of share based payment awards made to employees. The Partnership issued certain key employees and management unit-based compensation in the form of unit appreciation rights and phantom units;

•

Increase in deferred revenues, which represents the increase in revenue on merchandise and services sold and investment income earned in trust for which the Partnership has not yet delivered the underlying merchandise or performed the underlying service as accounting principles generally accepted in the United States (“GAAP”) requires before revenue may be recognized; and

•

Increase in deferred costs and expenses, which represents the increase in associated costs of merchandise and services sold for which the Partnership has not yet delivered the underlying merchandise or performed the underlying service as GAAP requires before the associated costs and expenses may be recognized.

Because Adjusted EBITDA includes increases in revenues and costs and expenses that otherwise would be deferred under GAAP, it is able to reflect such revenues from contracts written and their related costs and expenses generated in a particular period.

Adjusted EBITDA, as presented above, is a supplemental measure of the Partnership’s performance and liquidity that is not required by, or presented in accordance with, GAAP. It is not a measure of the Partnership’s financial performance or liquidity under GAAP and should not be considered as an alternative to net income or any other performance measure or to net cash provided by operating activities or any other liquidity measure, in each case as derived in accordance with GAAP.

There are material limitations to using measures such as Adjusted EBITDA, including the difficulty associated with using any such measure as a sole measure to compare the results of one company to another and the inability to analyze significant items that directly affect a company’s net income (loss) or operating income. In addition, the Partnership’s calculation of Adjusted EBITDA may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measures that are computed in accordance with GAAP. Management compensates for these limitations in considering Adjusted EBITDA in conjunction with its analysis of other GAAP financial measures, such as net income (loss) and net cash provided by (used in) operating activities.

The following tables present the calculation of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income and net cash provided by operating activities on an historical basis for the periods presented.

	Year Ended December 31,			Nine Months Ended September 30,		Twelve Months Ended September 30,
	2006	2007	2008	2008	2009	2009
	(dollars in thousands)
Net income	3,040	2,786	4,556	3,025	2,174	3,705
Interest expense	7,491	9,075	12,714	9,521	10,269	13,462
Total income taxes	1,427	625	80	568	(1,019)	(1,507)
Depreciation and amortization	3,501	3,891	5,029	3,394	4,718	6,353
Amortization cemetery property	5,287	5,791	6,368	4,438	4,629	6,559
Non-cash unit-based compensation	1,212	4,741	2,262	1,889	1,138	1,511
Increase in deferred revenues(a)	13,068	17,428	25,720	21,396	28,036	32,360
Increase in deferred costs and expenses	(5,078)	(3,473)	(9,378)	(7,382)	(10,144)	(12,140)

Adjusted EBITDA	$29,948	$40,864	$47,351	$36,849	$39,801	$50,303

Cashflow from operations	$18,339	$18,973	$21,144	$19,095	$14,723	$16,772
Interest expense	7,491	9,075	12,714	9,521	10,269	13,462
Total Income Taxes	1,427	625	80	568	(1,019)	(1,507)
Amortization of cemetery property	5,287	5,791	6,368	4,438	4,629	6,559
Increase in Deferred revenues	13,068	17,428	25,720	21,396	28,036	32,360
Increase in deferred costs and expenses	(5,078)	(3,473)	(9,378)	(7,382)	(10,144)	(12,140)
Changes in operating working capital
Accounts receivable	(5,990)	2,430	6,678	5,000	6,163	7,841
Allowance for doubtful accounts	(1,225)	(10)	(513)	(1,705)	(316)	876
Merchandise trust fund	3,517	5,223	453	(66)	4,554	5,073
Prepaid expenses	385	(196)	(963)	(542)	736	315
Other current assets	3,020	3,591	900	324	399	975
Other assets	(862)	(159)	696	723	387	360
Accounts payable and accrued and other liabilities	(4,441)	(7,717)	(717)	2,699	1,182	(2,234)
Deferred selling and obtaining costs	3,118	2,162	5,959	4,661	6,314	7,612
Deferred cemetery revenue	(11,159)	(15,668)	(22,414)	(18,700)	(24,612)	(28,326)
Deferred taxes (net)	—	—	564	—	1,412	1,976
Merchandise liability	8,109	7,171	5,366	1,799	2,004	5,571
Cost of lots sold	(4,605)	(4,382)	(5,306)	(4,980)	(4,026)	(4,352)
Previously capitalized acquisition costs	—	—	—	—	(1,365)	(1,365)
Gain on sale of funeral home	—	—	—	—	475	475
Other non-cash	(453)	—	—	—	—	—

Adjusted EBITDA	$29,948	$40,864	$47,351	$36,849	$39,801	$50,303

(a)	The increase in deferred revenues does not directly tie to the change in deferred cemetery revenues, net, that can be calculated by comparing the Partnership’s balance sheet position at different points in time. This is because deferred cemetery revenues, net, as presented on the Partnership’s balance sheet also includes deferred unrealized gains and losses on our merchandise trust asset. Changes in these unrealized gains and losses are not included in net income.

Ratio of Earnings to Fixed Charges

The following table sets forth the ratio of earnings to fixed charges for Partnership for the periods indicated:

	Cornerstone Family Services, Inc./ StoneMor Partners L.P.(1)		StoneMor Partners L.P.
	Year Ended December 31,						Nine Months Ended September 30,
	2004		2005	2006	2007	2008	2008	2009

Ratio of Earnings to Fixed Charges(2)	0.60	x	1.82x	1.54x	1.34x	1.34x	1.35x	1.10x

(1)	On April 2, 2004, StoneMor Partners L.P. was formed. On September 20, 2004, in connection with its initial public offering, Cornerstone Family Services Inc. and its subsidiaries contributed to the Partnership substantially all of the assets, liabilities and businesses owned and operated by it, and then converted into CFSI LLC. This transfer represented a reorganization of entities under common control and was recorded at historical cost. The ratio of earnings to fixed charges for the year ended December 31, 2004 includes the operations of Cornerstone Family Services Inc. from January 1, 2004 through September 19, 2004 and StoneMor Partners L.P. from September 20, 2004 through December 31, 2004.
(2)	For purposes of computing the ratio of earnings to fixed charges, “earnings” consists of pre-tax income from continuing operations plus fixed charges (excluding capitalized interest). “Fixed charges” represents interest incurred (whether expenses or capitalized) and amortized premiums, discounts and capitalized expenses related to indebtedness. The amount of the deficiency for the year ended December 31, 2004 was $4.3 million.

Revenue Mix

The following table sets forth the revenue mix of the Partnership for the year ended December 31, 2008:

Source of revenue	%
Pre-need sales	37%
At-need sales	35%
Funeral homes	13%
Investment income	11%
Interest	3%
Other	1%

Total	100%

Pre-Need Sales

•	Leads are generated and appointments made

•	40% of leads result in a presentation

•	20-25% of all presentations result in a sale

•	Pre-need sale is usually financed on terms averaging 33 months

•	22% of such sales are cash at the time of the sale

•	Customers make monthly payments, including interest, on financed sales

•	Down payments average 13%

•	Finance charges range from 7% to 12%

Dignity 2007 Acquisition

On December 21, 2007, the Partnership completed the acquisition of 45 cemeteries, 30 funeral homes and one pet cemetery from Service Corporation International (NYSE: SCI) and other entities for the aggregate purchase price of $68.0 million in cash, subject to various post closing adjustments. The following information compares certain historical consolidated financial data of the Partnership for the year ended December 31, 2008 calculated in accordance with GAAP (2008 SAB) with the comparable financial data calculated assuming the Partnership’s operations were not subject to the deferred revenue recognition and deferred cost recognition standards required for GAAP purposes (2008 Accrual).

	2008 Accrual	2008 SAB	Amount Deferred
	(dollars in thousands)
Sales	$30,903	$21,386	$9,517	(1)
Services and Other Income	14,386	11,515	2,871	(1)
Funeral Home	13,042	13,042	—

Total Revenues	$58,331	$45,943	$12,388

Cost of Sales	$4,954	$3,388	$1,566	(2)
Selling Expenses	9,035	6,609	2,426	(2)
Cemetery Expenses	10,015	10,015	—
General and Administrative Expenses	4,338	4,338	—
Funeral Home Expenses	10,379	10,379	—

Total Costs and Expenses	$38,721	$34,729	$3,992

Operating Expenses	$19,610	$11,214

EBITDA	$21,142	$12,623

(1)	Variance on net deferred revenue on balance sheet.
(2)	Variance in deferred selling and obtaining cost on balance sheet.

In accordance with General Instruction B.2 of Form 8-K, the above information is being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) , or otherwise subject to the liabilities of that section, unless the Partnership specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2009

STONEMOR PARTNERS L.P.

By:	StoneMor GP LLC
its general partner

By:	/S/ WILLIAM R. SHANE
Name:	William R. Shane
Title:	Executive Vice President and Chief Financial Officer